EX-99.B11
                         Consent of Independent Auditors


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the StockCar Stocks Mutual Fund, Inc. and to the use of our report dated September 9, 1998 on the statement of assets and liabilities of the StockCar Stocks Mutual Fund ("FUND"). Such statement of assets and liabilities appears in the Fund's Statement of Additional Information.

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
September 9, 1998
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